Form of Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of [                ], 2014

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree U.S. Dividend Growth Fund	0.28%
WisdomTree United Kingdom Hedged Equity Fund	0.48%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%
WisdomTree U.S. SmallCap Dividend Growth Fund	0.38%
WisdomTree Emerging Markets Dividend Growth Fund	0.63%
WisdomTree Emerging Markets Consumer Growth Fund	0.63%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Korea Hedged Equity Fund	0.58%
WisdomTree Japan Interest Rate Strategy Fund	0.50%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	0.23%
WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	0.28%
WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	0.43%
WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	0.48%
WisdomTree Japan Hedged Real Estate Fund	0.48%
WisdomTree Japan Hedged Financials Fund	0.48%
WisdomTree Japan Hedged Tech, Media and Telecom Fund	0.48%
WisdomTree Japan Hedged Capital Goods Fund	0.48%
WisdomTree Japan Hedged Health Care Fund	0.48%
WisdomTree Bloomberg Floating Rate Treasury Fund	0.20%

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:		By:
	Name: Jonathan Steinberg		Name: Amit Muni
	Title: President		Title: Chief Financial Officer

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